UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (date of earliest event reported): September 22, 1999


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                           Commission File No. 0-18387

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                          PEGASUS AIRCRAFT PARTNERS II
                         A Delaware Limited Partnership


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1111757
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900












                       This document consists of 3 pages.

Item 5.  Other Events.


Increase in Line of Credit
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On September 22, 1999, Pegasus Aircraft Partners II (the "Partnership") increased its line of credit from $12,500,000 to $19,000,000. The interest rate is floating and was increased from 125 basis points ("BPs") over the bank's prime lending rate to 150 BPs over the bank's prime lending rate. The line of credit expiration has not changed and expires on December 31, 1999. Although there can be no assurance of a successful conclusion, the Partnership is in discussions with a different lender to replace the line of credit.

The increased line is to be used predominantly to fund the cost to convert the aircraft to be leased to Kitty Hawk Aircargo, Inc. to a freighter configuration and for working capital purposes.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PEGASUS AIRCRAFT PARTNERS II, L.P.
                                         (Registrant)
                                         By:    Air Transport Leasing, Inc.
                                                Administrative General Partner






           October 1, 1999                      By:      /S/Clifford B. Wattley
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                                                         Clifford B. Wattley
                                                         President and Director



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